Exhibit 2

AMENDED PLAN OF CONVERSION AND REORGANIZATION

of

FIRST FINANCIAL HOLDINGS, MHC

FIRST FINANCIAL OF RENTON, INC.

and

FIRST SAVINGS BANK OF RENTON

Adopted by the Boards of Directors on November 15, 2006 ,
amended on April 18, 2007 , and amended on July 18, 2007

AMENDED PLAN OF CONVERSION AND REORGANIZATION

          This PLAN OF CONVERSION AND REORGANIZATION, dated as of November 15, 2006 and amended on April 18, 2007 and July 18, 2007, is by and among First Financial Holdings, MHC, , a Washington-chartered mutual holding company, First Financial of Renton, Inc., a Washington corporation, and First Savings Bank of Renton, a Washington-chartered stock savings bank.  For purposes of this Plan, all capitalized terms shall have the meanings assigned to them in Section II hereof.

I.        Introductory Statement

          The Boards of Directors of the Primary Parties have adopted this Plan to facilitate the reorganization of the Mutual Holding Company from mutual to stock form.  On October 1, 2002, the Savings Bank reorganized into the mutual holding company form of organization by converting from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank and becoming the wholly-owned subsidiary of the Holding Company, which in turn became the wholly-owned subsidiary of the Mutual Holding Company.  As of the date of adoption of this Plan, the Mutual Holding Company held all of the outstanding shares of the Mid-Tier Holding Company.

          As part of the Reorganization provided for herein, the Savings Bank will take a 10(l) Election.  As described in more detail in Section III, the Mutual Holding Company will convert from mutual to stock form through a series of simultaneous mergers pursuant to which (i) the Mutual Holding Company will cease to exist and a liquidation account will be established by the Savings Bank for the benefit of the holders of Deposit Accounts as of specialized dates, and (ii) the Savings Bank will become a wholly owned subsidiary of the Holding Company.   In addition, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein.  At the discretion of the Boards of Directors of the Primary Parties, the Conversion and Reorganization may be effected in any other manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations.

          Pursuant to this Plan, shares of Conversion Stock will be offered in a Subscription Offering pursuant to Subscription Rights at the Purchase Price, first to Eligible Account Holders, second to Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders and fourth to Other Members.  Concurrently with or immediately after the Subscription Offering, shares not subscribed for in the Subscription Offering will be offered as part of the Conversion to the general public in a Direct Community Offering.  Shares remaining may then be offered to the general public in a Syndicated Community Offering or otherwise.  The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Holding Company’s Common Stock, giving effect to the completion of the Conversion and Reorganization.

          The Boards of Directors of the Primary Parties believe that the conversion of the Mutual Holding Company to stock form is in the best interests of the Primary Parties, as well as the best interests of the Members.  The Boards of Directors determined that this Plan equitably provides for the interests of the Members through the granting of Subscription Rights and the establishment of the Liquidation Account.  The Conversion and Reorganization will result in the raising of additional capital for the Savings Bank and the Holding Company.  In addition, the Reorganization has been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Holding Company through a tax-free reorganization.

          The Conversion and Reorganization are intended to provide an additional source of capital not now available in order to allow the Savings Bank and the Holding Company to better serve the needs of the community through increased lending to support continued growth in the Savings Bank’s residential, construction and commercial real estate loan portfolios, opening or acquiring additional branch offices, financing acquisitions of other financial institutions or other businesses related to banking (although no mergers or acquisitions are currently planned) and other general corporate purposes.  In addition, opportunities for stock ownership by officers and other employees of the Savings Bank and the Holding Company will provide an effective performance incentive and means of attracting and retaining qualified personnel. Accordingly, the Boards of Directors of the Primary Parties believe that it is in the best interests of the companies and their respective constituencies to raise additional capital at this time.

          Consummation of the Conversion and Reorganization are subject to the approval of this Plan and the Conversion and Reorganization by the OTS and must be adopted by a majority of the total number of votes eligible to be cast at a special meeting of the Members of the Mutual Holding Company to be called to consider and vote on the Conversion and Reorganization.  In addition, in order to consummate the Conversion and Reorganization, this Plan must be filed with and approved by the OTS in accordance with the Regulations.

          After the Conversion and Reorganization, the Savings Bank will continue to be regulated by the Division, as its chartering authority, and by the FDIC, which insures the Savings Bank’s deposits.  After the Savings Bank takes the 10(l) Election, the Holding Company will be regulated by the OTS.  In addition, all insured savings deposits will continue to be insured by the FDIC up to the maximum amount provided by law.  No change will be made in the Boards of Directors or management of the Savings Bank as a result of the 10(l) Election or the Conversion and Reorganization.

II.      Definitions

          As used in this Plan, the terms set forth below have the following meanings:

          A.          10(l) Election: The election by the Savings Bank to be treated as a savings association for holding company purposes pursuant to 12 U.S.C. 1467a(l).

          B.          Acting in Concert: (1) Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.  Persons living at the same address as indicated on the records of the Savings Bank, whether or not related, will be deemed to be Acting in Concert, unless otherwise determined by the Boards of Directors of the Primary Parties.  A Person who acts in concert with another Person (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated, and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries.  When Persons act together for such purpose, their group is deemed to have acquired their stock.  The determination of whether a group is Acting in Concert shall be made solely by the Boards of Directors of the Primary Parties or Officers designated by such Boards and may be based on any evidence upon which the Board or such Officer chooses to rely, including, without limitation, the fact that such Persons have joint accounts at the Savings Bank or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies.  Directors, Officers and employees of the Primary Parties shall not be deemed to be Acting in Concert solely as a result of their capacities as such.

          C.          Application for Conversion:  The Form AC and related application materials submitted to the Division and the OTS for approval of the Conversion and Reorganization.

          D.          Associate:  When used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Primary Parties or a majority-owned subsidiary of any of the Primary Parties) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of any of the Primary Parties or their subsidiaries and (iv) any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax Qualified Employee Plan shall not be deemed to be an Associate of any Director or Officer of the Primary Parties solely as a result of their capacities as such.  When used to refer to a Person other than an Officer of Director of the Savings Bank, the Savings Bank in its sole discretion may determine the Persons that are Associates of other Persons.

          E.          Capital Stock:  Any and all authorized capital stock in the Savings Bank.

          F.          Conversion and Reorganization: Conversion and Reorganization means the series of transactions provided for in this Plan, including but not limited to (i) the mutual to stock conversion of the Mutual Holding Company and its subsequent merger pursuant to which it will cease to exist, (ii) the merger of the Mid-Tier Holding Company with the Savings Bank, pursuant to which it will cease to exist and the Savings Bank will become a wholly owned subsidiary of the Holding Company and, (iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein.  All such transactions shall occurred substantially simultaneously.

          G.         Conversion Stock:  Holding Company Common Stock to be issued and sold by the Holding Company pursuant to this Plan.

          H.         Deposit Account:  Any withdrawable account maintained at the Savings Bank, including, without limitation, savings, time, demand, NOW, money market, certificate and passbook accounts.

          I.          Direct Community Offering:  The offering for sale of Conversion Stock to the public.

          J.          Director:  A member of the Board of Directors of any of the Primary Parties.

          K.         Division:  The Washington Department of Financial Institutions, Division of Banks.

          M.        Eligible Account Holder:  Any Person holding a Qualifying Deposit on the Eligibility Record Date.

          N.         Eligibility Record Date:  The date for determining Qualifying Deposits of Eligible Account Holdings and the close of business on June 30, 2005.

          O.         Estimated Valuation Range:  The range of the minimum and maximum estimated aggregate pro forma market value of the Conversion Stock to be issued in the Offerings, as set forth in the independent valuation prepared by the Independent Appraiser in accordance with Section X hereof.

          P.         ESOP:  The Tax-Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Savings Bank in connection with the Conversion and Reorganization, the purpose of which shall be to acquire capital stock of the Holding Company, including Conversion Stock.

          Q.         FDIC:  Federal Deposit Insurance Corporation.

          R.         Foundation:  The charitable foundation to be established by the Holding Company and the Savings Bank that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code.

          S.         Holding Company:  First Financial Northwest, Inc., a stock corporation to be organized under the laws of the State of Washington.  Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Savings Bank.  Upon completion of the Conversion and Reorganization, the Holding Company shall own all of the outstanding capital stock of the Savings Bank.

          T.         Holding Company Application: The Holding Company’s application to the OTS to become a savings and loan holding company.

          U.         Holding Company Common Stock:  The authorized common stock of the Holding Company, par value $.01 per share.

          V.         Holding Company Stock:  Any and all authorized capital stock of the Holding Company.

          W.        Independent Appraiser:  The independent financial consulting firm retained by the Holding Company and the Savings Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

          X.         Interim Savings Bank: First Savings Interim Savings Bank, which will be formed as a first-tier, wholly owned subsidiary of the Holding Company to facilitate the Savings Bank Merger.

          Y.         Liquidation Account:  The account to be established by the Savings Bank pursuant to Section XIV hereof.

          Z.          Local Community:  King County of the State of Washington, the county in which the Savings Bank maintains its office.

          AA.       Market Maker:  A dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request or (ii) furnishes bona fide competitive bid and offer quotations on request and (iii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

          BB.       Members:  All Persons or entities who qualify as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and applicable laws and regulations and shall include any Person holding a Deposit Account and borrowers from the Savings Bank as of the close of business on the Record Date.

          CC.       Mid-Tier Holding Company:  First Financial of Renton, Inc.

          DD.       Mid Tier Holding Company Merger: The merger of the Mid-Tier Holding Company (following its conversion to a federal interim stock savings association) with and into the Savings Bank pursuant to the Plan of Merger attached as Annex A hereto.

          EE.        Mutual Holding Company:  First Financial Holdings, MHC.

          FF.        Mutual Holding Company Merger: The merger of the Mutual Holding Company (following its conversion into a federal interim stock savings association) with and into the Savings Bank pursuant to the Plan of Merger attached as Annex B hereto.

          GG.       Non-Tax Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Savings Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, which with its related trust does not meet the requirements to be “qualified” under Section 401 of the Internal Revenue Code.

          HH.       Offering Range:  The range of the minimum and maximum number aggregate values determined by the Boards of Directors of the Primary Parties within which the aggregate offering price of Holding Company Common Stock sold in the Conversion will fall.  The Offering Range will be within the estimated aggregate pro forma market value of the Conversion Stock, as determined by the Independent Appraiser in accordance with Section X.B hereof.  The maximum of the Offering Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average.

          II.          Offerings:  The Subscription Offering, the Direct Community Offering and Syndicated Community Offering, if any.

          JJ.          Officer:  An executive officer of any of the Primary Parties, which includes the Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

          KK.       Order Forms:  Forms to be used to order Conversion Stock provided to Participants in the Offerings pursuant to this Plan.

          LL.        Other Member:  Holder of a Deposit Account (other than Eligible Account Holders or Supplemental Eligible Account Holders) and borrowers from the Savings Bank as of the Record Date.

          MM.      OTS:  The Office of Thrift Supervision of the United States Department of the Treasury.

          NN.       Participant:  Any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member.

          OO.       Person:  An individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

          PP.        Plan:  This Plan of Conversion and Reorganization as adopted by the Boards of Directors of the Primary Parties and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of the Interim Savings Bank shall adopt the Plan of Merger attached hereto as Annex C as soon as practicable following its organization.

          QQ.       Primary Parties:  The Mutual Holding Company, the Mid- Tier Holding Company and the Savings Bank.

          RR.       Prospectus:  The one or more documents to be used in offering the Conversion Stock in the Offerings.

          SS.        Proxy Statement:  The document describing the Conversion and Reorganization to be used in connection with the solicitation of votes for the Special Meeting of Members.

          TT.        Purchase Price:  The price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

          UU.       Qualifying Deposit:  The aggregate balance of all Deposit Accounts of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date and (ii) a Supplemental Eligible Account Holding at the close of business on the Supplemental Eligibility Record Date; provided, however, in either case that no Deposit Account with a balance of less than $50 shall constitute a Qualifying Deposit.

          VV.       Record Date:  Date which determines which Members are entitled to vote at the Special Meeting as determined by the Board of Directors of the Mutual Holding Company.

          WW.     Registration Statement:  The registration statement on Form S-1 or other applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

          XX.       Regulations: The rules and regulations of the OTS.

          YY.       Residence:  The terms “residence,” “reside,” “resided” or “residing” as used herein with respect to any person shall mean any person who occupied a dwelling in the communities in which the Savings Bank does business, has an intent to remain with such communities for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within such communities together with an indication that such presence within such communities is something other than merely transitory in nature.  To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in these communities.  To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition.  In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition.  The Primary Parties may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident.  Unless the Primary Parties determine otherwise, Persons having the same address and Persons exercising subscription rights through Qualifying Deposits at the same address will be subject to the overall purchase

limitation contained in Section  X.E.1.   Any such a determination as to Residence or the purchase limitations applicable to persons at the same address shall be in the sole discretion of the Boards of Directors of the Primary Parties.

          ZZ.       Savings Bank: First Savings Bank of Renton, a Washington-chartered stock savings bank.

          AAA.   Savings Bank Merger: The merger of Interim Savings Bank with and into the Savings Bank pursuant to the Plan of Merger attached as Annex C hereto.

          BBB.    SEC: U.S. Securities and Exchange Commission.

          CCC.    Special Meeting:  The special meeting of Members of the Mutual Holding Company called for the purpose of considering and voting on this Plan, including any adjournments of such meeting.

          DDD.   Subscription Offering:  The offering of Conversion Stock to Participants in accordance with this Plan.

          EEE.    Subscription Rights:  Non-transferable, non-negotiable, personal rights granted to Participants pursuant to the terms of this Plan to purchase Conversion Stock.

          FFF.     Supplemental Eligibility Record Date:  The date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be the last day of the calendar quarter preceding the approval of this Plan by the OTS.

          GGG.   Supplemental Eligible Account Holder:  Any person holding a Qualifying Deposit (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date provided, however, that any Director or Officer of the Savings Bank employed, appointed or elected for the first time to such office after the Eligibility Record Date, and his or her Associates, shall not be precluded from being a Supplemental Eligible Account Holder solely by reason of holding such office.

          HHH.   Syndicated Community Offering:  The offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

          III.        Tax Qualified-Employee Stock Benefit Plan: Any defined benefit plan or defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and which, with its related trust meets the requirements to be “qualified” under section 401of the Internal Revenue Code.  A “non-tax-qualified employee stock benefit plan” is any defined benefit plan or defined contribution plan that is not so qualified.

III.     General Procedure For Conversion and Reorganization.

          A.           The Boards of Directors of each of the Primary Parties shall adopt this Plan by a vote of not less than two-thirds of its entire membership.

          B.          The Savings Bank will take a 10(l) Election and submit a Holding Company Application to the OTS.

          C.          An Application for Conversion, including this Plan, will be submitted, together with all requisite material, to the OTS and Division for approval.  The Primary Parties also will cause notice of the adoption of this Plan by their respective Boards of Directors to be given by publication in a newspaper having general circulation in each community in which an office of the Savings Bank is located; and will make available copies of this Plan at each office of the Primary Parties for inspection by Members.  After receipt of notice from the OTS to do so, the Primary Parties will post the notice of the filing of the Application for Conversion in each of their offices and will again publish, in accordance with the requirements of the Regulations, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form.

          D.          The Holding Company shall file a Registration Statement with the SEC to register the Conversion Stock under the Securities Act of 1933, as amended, and shall further register the Conversion Stock under any applicable state securities laws, subject to the limitations set forth in Section X.J hereof.  Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Participants.  It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Direct Community Offering and/or a Syndicated Community Offering.  The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section X hereof.  The Holding Company shall contribute to the Savings Bank an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Savings Bank and as shall be approved by the OTS.

          E.          Promptly following approval of the Application for Conversion by the OTS and the Division, this Plan will be submitted to the Members for their consideration and approval at the Special Meeting.  The Mutual Holding Company shall mail to all Members as of the Record Date, at their last known address appearing on the records of the Savings Bank, the Proxy Statement describing this Plan which will be submitted to a vote of the Members at the Special Meeting.  The Holding Company shall also mail to Participants either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them or their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Section X hereof.  In addition, Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the Proxy Statement or letter or sending another written communication, a copy of the articles of incorporation and bylaws of the Holding Company.

          F.          Subscription Rights will be issued without payment therefor to the Participants as set forth in Section X hereof.

          G.          This Plan must be approved by: (1) the affirmative vote of at least a majority of the total number of votes eligible to be cast by Members of the Mutual Holding Company at the Special Meeting and (2) the Mutual Holding Company in its capacity as the sole stockholder of the Mid-Tier Holding Company.

          H.          The effective date of the Conversion and Reorganization shall be the date set forth in Section IX hereof.  Upon the effective date, the following transactions shall occur:

                    (i)          The Savings Bank’s election to be treated as a savings association pursuant to Section 10(1)of the HOLA shall become effective and the Mutual Holding Company and the Mid-Tier Holding Company will adopt federal charters for a mutual holding company and mid-tier holding company, respectively, in accordance with the policies of the OTS through the following transactions: (i) a new federally chartered mutual holding company (“Federal Mutual Holding Company”) will be organized and the Mutual Holding Company will merge with and into the Federal Mutual Holding Company with the Federal Mutual Holding Company surviving (“Federal Merger I”), (ii) a new federally chartered mid-tier holding company (“Federal Mid-Tier Company”) will be organized and the Mid-Tier Holding Company will be merged with and into Federal Mid-Tier Company with Federal Mid-Tier Company surviving (“Federal Merger II”).

                    (ii)         The Federal Mutual Holding Company shall convert from a mutual holding company to a federal interim stock savings association (“Federal Association I”).  The Federal Mid-Tier Company shall convert into a federal interim stock savings association (“Interim Association II”) and simultaneously merge with and into the Savings Bank in the Mid-Tier Holding Company Merger, with the Savings Bank being the surviving institution.  Immediately thereafter, the Federal Mutual Holding Company, as converted to Interim Association I, shall merge with and into the Savings Bank in the Mutual Holding Company Merger, with the Savings Bank being the surviving institution.  As a result of the Mutual Holding Company Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the Mutual Holding Company (following its conversion to Interim Association I) shall be extinguished and (y) certain holders of Deposit Accounts will be granted interests in the Liquidation Account to be established by the Savings Bank pursuant to Section XIV hereof.

                    (iii)        Interim Savings Bank, a first-tier wholly owned subsidiary of the Holding Company, shall merge with and into the Savings Bank pursuant to the Savings Bank Merger, with the Savings Bank being the surviving institution.  As a result of the Savings Bank Merger, (x) the shares of Holding Company Common Stock held by the Savings Bank shall be extinguished; (y) the shares of common stock of Interim Savings Bank held by the Holding Company shall be converted into shares of Savings Bank Common Stock on a one-for-one basis, with the result that the Savings Bank shall become a wholly owned subsidiary of the Holding Company.

                    (iv)        The Holding Company shall sell an amount of Conversion Stock determined in accordance with Section X hereof.

          H.      The office of the Savings Bank shall be unaffected by the Conversion and Reorganization.

          I.        The Primary Parties shall obtain an opinion of their tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion and Reorganization will not result in any gain or loss for Federal income tax purposes to the Primary Parties or the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  Receipt of a favorable opinion or ruling is a condition precedent to the completion of the Conversion and Reorganization.

          J.        The Charter of the Savings Bank shall be amended upon consummation of the Conversion and Reorganization to reflect the Savings Bank’s Liquidation Account obligation pursuant to Section XIV hereof.  The Bylaws of the Savings Bank shall be unaffected by the Conversion and Reorganization.

          K.       The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Subscription Offering, Direct Community Offering and/or any Syndicated Community Offering, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms.

IV.     Meeting of Members

          Upon receipt of approval of the Application for Conversion by the Division and the OTS, the Special Meeting shall be scheduled in accordance with the Mutual Holding Company’s Bylaws.  Promptly after receipt of approval from the Division and the OTS and at least 20 days but not more than 45 days prior to the Special Meeting, the Mutual Holding Company shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights as of the Record Date.  The proxy solicitation materials shall include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a copy of this Plan and/or the Prospectus.  The Mutual Holding Company shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and Reorganization and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

          At the Special Meeting, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of this Plan.  For purposes of voting at the Special Meeting, Members who are depositors of the Savings Bank shall be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawable value of all of the depositor’s Deposit Accounts as of the Record Date, Members who are borrowers shall be entitled to cast one vote, in addition to any votes they may also be entitled to cast as depositors, and no Member shall be entitled to cast more than 1,000 votes.  Voting may be in person or by proxy.  The OTS shall be notified promptly of the actions of the Members.

V.      Summary Proxy Statement

          The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the Conversion and Reorganization may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information.  Without prior approval of the OTS, the Special Meeting shall not be held less than 20 days after the last day on which such supplemental information statement is mailed to requesting Members.  The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.     Timing of Subscription Offering

          The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members.  The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of this Plan by the Members at the Special Meeting.

          The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion and Reorganization.  The Primary Parties may consider a number of factors in determining such timing, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular.  The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

          The Primary Parties shall, promptly after the OTS and Division has approved the Application for Conversion and authorized the Proxy Statement and Prospectus for use, the FDIC has approved the Mid-Tier Holding Company Merger and the Mutual Holding Company Merger, the SEC has declared the Registration Statement, which includes the Prospectus, effective and all other required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants at their last known addresses appearing on the records of the Savings Bank as of the Record Date for the purpose of enabling them to exercise their respective Subscription Rights.

VII.    Offering Documents

          The Mutual Holding Company’s proxy solicitation materials may require Participants to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials.  If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

          Prior to commencement of the Offerings, the Holding Company shall file the Registration Statement.  The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC.

VIII.  Combined Subscription and Direct Community Offering

          Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering.  If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Section X.C, below.

IX.     Effective Date

          The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Merger with the Secretary of State of the State of Washington with respect to the Mutual Holding Company Merger, or (ii) the closing of the issuance of the shares of Conversion Stock in the Offerings.  The filing of Articles of Merger relating to the Mutual Holding Company Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, and Member approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.  The closing of the sale of all shares of Conversion Stock sold in the Offerings shall occur simultaneously on the effective date of the Conversion and Reorganization.

X.      Stock Offering

          A.          Number of Shares

          The number of shares of Conversion Stock to be offered pursuant to this Plan shall be determined initially by the Boards of Directors of the Primary Parties in conjunction with the determination of the Estimated Valuation Range.  The number of shares to be offered may be subsequently adjusted by the Boards of Directors of the Primary Parties prior to completion of the Offerings.

          B.          Independent Evaluation and Purchase Price of Shares

          The aggregate price at which the Conversion Stock shall be sold shall be consistent with the estimated pro forma market value of the Conversion Stock, based upon an independent valuation as provided for in this Section X.B.  The Primary Parties shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Holding Company Common Stock, giving effect to completion of the Conversion and Reorganization, which shall be submitted to the OTS as part of the Mutual Holding Company’s Application for Conversion, such valuation to be expressed in terms of an Estimated Valuation Range.

          Prior to the commencement of the Subscription Offering, an Estimated Valuation Range will be established, which shall be equal to the estimated pro forma market value of the Conversion Stock, as determined by the Independent Appraiser.  The maximum of the Estimated Valuation Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average. The maximum of the Estimated Valuation Range may be increased by up to 15% subsequent to the Subscription Offering to reflect changes in market and financial conditions or demand for the shares.  From time to time, as appropriate or as required by applicable law or the  OTS, the Mutual Holding Company shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Valuation Range should be revised.

          Based on the Estimated Valuation Range, the Boards of Directors of the Primary Parties shall determine the Offering Range by fixing the Purchase Price and establishing a range of the number of shares of Conversion Stock to be offered.  The total number of shares of Conversion Stock offered and the Purchase Price shall be subject to increase or decrease at any time prior to any Syndicated Community Offering or other method of sale to reflect changes in market and financial conditions.  If the aggregate purchase price of the Conversion Stock sold in the Offerings is below the minimum of the Offering Range, or materially above the maximum of the Offering Range, resolicitation of purchasers may be required; provided, that up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Conversion Stock, will not be deemed material so as to require a resolicitation.  If a resolicitation of purchasers is required, it shall be effected in such manner and within such time as the Primary Parties shall establish, with the approval of the OTS.

          Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion and Reorganization, the Independent Appraiser confirms to the Primary Parties and the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion and Reorganization multiplied by the Purchase Price is incompatible with the estimate of the aggregate consolidated pro forma market value of the Conversion Stock.  If such confirmation is not received, the Primary Parties may cancel the Offerings, extend the Conversion and Reorganization and establish a new Offering Range, hold new Offerings, or take such other action as the OTS may permit.

          If subscriptions for shares of Conversion Stock are in excess of the maximum of the Offering Range, available shares shall be allocated in the following order of priority: (i) if there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders in accordance with Section X.C.1; (ii) to fill the Tax-Qualified Employee Stock Benefit Plans’ subscriptions in accordance with Section X.C.2; and (iii) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders in accordance with Section X.C.3 and (iv) if there is an oversubscription at the Other Member level, to fill unfilled subscriptions of Other Members in accordance with Section X.C.4.

          The Holding Company Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and non-assessable.

          C.          Method of Offering Shares

          Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the Regulations.  In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500.  The priorities established for the purchase of shares are as follows:

1. Category 1: Eligible Account Holders

          a.          Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case subject to Paragraphs X.E. and X.J., below.

b. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

          (1)          Shares of Conversion Stock shall be allocated so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

          (2)          Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unfilled.

          c.          Subscription Rights received by Officers and Directors of the Primary Parties and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

2. Category 2: Tax-Qualified Employee Stock Benefit Plans.

          a.          Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to10% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as a result of an increase in the estimated price range after the commencement of the Subscription Offering and prior to the completion of the Conversion.  The Subscription Rights granted to Tax-Qualified Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus (“Maximum Shares”), the Tax-Qualified Employee Stock Benefit Plans shall have the priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Shares.  Shares of Conversion Stock purchased by any individual participant in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such participant in his individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or Other Member and/or purchases by such participant in the Direct Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this subparagraph if the individual participant controls or directs the investment authority with respect to such account or subaccount.

          b.          Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

3. Category 3: Supplemental Eligible Account Holders

          a.          In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion  filed prior to the OTS’s approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of (i) the maximum purchase limitation established for the Direct Community Offering, (ii) one-tenth of one percent of the total offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Paragraphs X.E. and X.J. below.

          b.          Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans; therefore, any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 or by a Tax-Qualified Employee Stock Benefit Plan in accordance with Category Number 2 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

          c.          In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Supplemental Eligible Account Holders as follows:

          (1)          Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

          (2)          Any shares of Conversion Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

          d.          If a Person is an Eligible Account Holder and a Supplemental Eligible Account Holder, such Person’s allocation as an Eligible Account Holder shall be included in determining the number of shares of Conversion Stock that may be allocated to the Person as a Supplemental Eligible Account Holder.

          4.          Category 4:  Other Members.  Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

          a.          Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

          b.          In the event of an oversubscription for shares of Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

          D.          Direct Community Offering and Syndicated Community Offering

          1.          Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Primary Parties’ Boards of Directors with the concurrence of the OTS.  The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS.  No Person may purchase in the Direct Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $250,000.  The right to purchase shares of Conversion Stock under the Direct Community Offering is subject to the right of the Primary Parties to accept or reject such subscriptions in whole or in part.  In the event of an oversubscription for shares in the Direct Community Offering, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders.  The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

          2.          Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

          3.          The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof.  Preference shall be given in the Direct Community Offering to natural Persons residing in the Local Community.

          4.          Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering.  Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering.  No Person may purchase in the Syndicated Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $250,000.  The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with the approval of the OTS.

          5.          If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

          6.          In the event a Direct Community Offering or Syndicated Community Offering does not appear to be feasible, the Primary Parties will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion.  Should no viable alternative exist, the Primary Parties may terminate the Conversion and Reorganization with the concurrence of the OTS.

          E.          Limitations Upon Purchases

          The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

          1.          Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering or Syndicated Community Offering, by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall not exceed an aggregate purchase price of $500,000, except that the ESOP may purchase up to 8% and all Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

2. Officers and Directors and Associates thereof may not purchase in the aggregate more than 25% of the shares sold in the Conversion.

          3.          The members of the Boards of Directors of the Primary Parties will not be deemed to be Associates or a group of Persons Acting in Concert with other directors solely as a result of membership on the Board of Directors.

          4.          The Primary Parties’ Boards of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in Sections D.1 or E.1 above or the number of shares of Conversion Stock to be sold in the Conversion. The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the Conversion Stock to be sold in the Conversion, provided that orders for shares which exceed 5% of the Conversion

Stock to be sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion.  If the Primary Parties increase the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Primary Parties are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Primary Parties, resolicit certain other large subscribers.  If the Primary Parties decrease the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

          5.          Notwithstanding any other provisions of this Plan, no person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for a legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished or is not deemed acceptable in the sole discretion of the Holding Company.

          6.          Prior to and during the Offerings, no Person shall (1) transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any Subscription Rights or shares of Conversion Stock; (2) make any offer, or any announcement of an offer, to purchase any Conversion Stock from anyone but the Holding Company; or (3) knowingly acquire more than the maximum purchase allowable under this Plan.

          EACH PERSON PURCHASING CONVERSION STOCK IN THE OFFERINGS WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN.  ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE PRIMARY PARTIES IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE PRIMARY PARTIES MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS  FOR INVESTIGATION AND ACTION, AS IN THEIR SOLE DISCRETION THE PRIMARY PARTIES MAY DEEM APPROPRIATE.

          F.          Restrictions On and Other Characteristics of the Conversion Stock

          1.          Transferability.  Conversion Stock purchased by Officers and Directors shall not be sold or otherwise disposed of for value for a period of one year from the effective date of the Conversion and Reorganization, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction..

          The Conversion Stock issued by the Holding Company to Officers and Directors shall bear a legend giving appropriate notice of the one-year holding period restriction.  The legend shall state as follows:

“The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Part 563b of the Regulations.  These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations.  This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

          In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Stock with respect to the foregoing restrictions.  Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

          2.          Subsequent Purchases by Officers and Directors.  Without prior approval of the OTS, Officers and Directors, and their Associates, shall be prohibited for a period of three years following completion of the

Conversion and Reorganization from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC and/or the Secretary of State of the State of Washington.  Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such Directors and Officers may be made in negotiated transactions without the OTS’s permission or the use of a broker or dealer.

3. Repurchase and Dividend Rights. The Holding Company may repurchase Holding Company Stock subject to applicable laws and the Regulations.

          The Savings Bank may not declare or pay a cash dividend on the Capital Stock if the result thereof would be to reduce the regulatory capital of the Savings Bank below (i) the amount required for the Liquidation Account or (ii) the amount required by the OTS.

          Any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Regulations or other applicable regulations.  The above limitations shall not preclude payment of dividends on, or repurchases of, Capital Stock in the event applicable regulatory limitations are liberalized subsequent to the Conversion and Reorganization.

          4.          Voting Rights.  After the Conversion and Reorganization, exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Capital Stock.

          G.          Mailing of Offering Materials and Collation of Subscriptions

          The sale of all shares of Conversion Stock offered pursuant to this Plan must be completed within 24 months after approval of this Plan at the Special Meeting.  After (i) approval of this Plan by the OTS, (ii) approval of this Plan by the OTS and (iii) the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of this Plan.

          The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, to properly complete, execute and return the Order Form to the Primary Parties.  Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed.  Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under this Plan.

          The sale of all shares of Conversion Stock proposed to be sold in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Primary Parties with the approval of the OTS.

          H.          Method of Payment

          Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Deposit Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber’s Deposit Account.  The Savings Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion and Reorganization are completed or terminated.  All funds received before the completion of the Conversion and Reorganization will be held in a segregated account at the

Savings Bank, or at the Savings Bank’s discretion, at an independent insured depository institution. The Savings Bank is not permitted knowingly to loan funds and will use its best efforts to insure that credit is not extended to any Person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Savings Bank to charge the subscriber’s Deposit Account, the funds shall remain in the subscriber’s Deposit Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion and Reorganization are completed or terminated, whichever is earlier.  The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price.  The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities.  In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement.  In that event, the remaining balance shall earn interest at the passbook rate.  This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under this Plan.

          In the event of an unfilled amount of any subscription order, the Savings Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the sale of the Conversion Stock.  If for any reason the sale of the Conversion Stock is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Savings Bank.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, if applicable, during the Subscription Offering and by making payment for the shares on the effective date of the Conversion and Reorganization.

          I.          Order Forms; Insufficient Payment

          A single Order Form for all Deposit Accounts maintained with the Savings Bank by any Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively.  No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock.  Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

          The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal from a Deposit Account with sufficient funds therein); or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan.  Furthermore, in the event Order Forms (i) are not delivered and are returned, or notice of non-delivery is given, to any of the Primary Parties by the United States Postal Service or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon.  The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify.  Subscription orders once tendered are irrevocable.  The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive, subject to the authority of the OTS.

          J.          Members in Non-Qualified States or in Foreign Countries

          The Primary Parties shall make reasonable efforts to comply with the securities laws of all states of the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to this Plan reside.  However, no such Person shall be offered or receive any such shares under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply:  (a) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Holding Company or the Savings Bank or their officers, directors and employees to register, under the securities laws of such state, as a broker, dealer, salesperson or selling agent or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification in the judgment of the Primary Parties would be impractical for reasons of cost or otherwise.

XI.     Establishment and Funding of Charitable Foundation

          As part of the Conversion and Reorganization, the Holding Company and the Savings Bank intend to establish the Foundation and to donate to the Foundation cash or stock from authorized, but unissued, shares of Holding Company Common Stock not to exceed 8% of the number of shares of Common Stock sold in the Conversion.  The Foundation is being formed in connection with the Conversion and Reorganization in order to complement the Savings Bank’s existing community reinvestment activities and to share with the Savings Bank’s local community a part of the Savings Bank’s financial success as a locally-headquartered, community-minded, financial services institution.  The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Savings Bank over the long term.  The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic-minded projects.  The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year.  In order to serve the purposes for which it was formed and maintain its 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of its Holding Company Common Stock.

          The Board of Directors of the Foundation will be comprised of individuals who are officers and/or directors of the Holding Company or the  Savings Bank and, for at least five years after the Conversion and Reorganization, at least one member of the Savings Bank’s community who is not an officer or director of the Holding Company or the Savings Bank.  Those directors of the Savings Bank or the Holding Company who will also serve on the Board of Directors of the Foundation will be identified prior to adoption of this Plan by the Board of Directors of the Holding Company.  Those directors so identified will not participate in discussions concerning contributions to the Foundation and will not vote on such matters.

           The Board of Directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.  The establishment and funding of the Foundation as part of the Conversion and Reorganization is subject to the approval of the OTS.

XII.    Post-Conversion Filing and Market Making

          In connection with the Conversion and Reorganization the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Conversion Stock for a period of three years thereafter.  The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock.  The Holding Company shall also use its best efforts to list its stock through The Nasdaq Stock Market or on a national or regional securities exchange.

XIII.  Status of Deposit Accounts and Loans Subsequent to Conversion and Reorganization

          All Deposit Accounts shall retain the same status after Conversion and Reorganization (except as to voting and liquidation rights) as these accounts had prior thereto.  Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or accounts after the Conversion and Reorganization, equal in amount to the withdrawable value of such holder’s Deposit Account or accounts prior to Conversion and Reorganization as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock.  All Deposit Accounts will continue to be insured by the FDIC up to the applicable limits of insurance coverage.  All loans shall retain the same status after the Conversion and Reorganization as they had prior thereto.  See Section X.F.4 with respect to the termination of voting rights of Members.

XIV.  Liquidation Account

          At the time of the Conversion and Reorganization, the Savings Bank shall establish the Liquidation Account in an amount equal to the Savings Bank’s stockholder’s equity as of the date of the latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization.  The function of the Liquidation Account will be to preserve the rights of certain holders of Deposit Accounts who maintain such accounts in the Savings Bank following the Conversion and Reorganization to a priority in distributions in the unlikely event of a liquidation of the Savings Bank subsequent to the Reorganization.

          The Liquidation Account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who maintain their Deposit Accounts in the Savings Bank after the Reorganization.  Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section XIV as the “subaccount balance.”  All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as set forth below.

          In the event of a complete liquidation of the Savings Bank subsequent to the Reorganization at a time when the Savings Bank has a positive net worth (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the Capital Stock.

          In the event of a complete liquidation of the Savings Bank subsequent to the Reorganization at a time when (i) the Savings Bank has a positive net worth and (ii) the Holding Company does not have sufficient assets (other than the stock of the Savings Bank) to fund the obligation under the Liquidation Account, the Savings Bank shall fund such remaining obligation as if the Savings Bank had established the Liquidation Account rather than the Holding Company.

          The Board of Directors of the Savings Bank shall adopt an amendment and restatement of the Charter of the Savings Bank to reflect this obligation with respect to the liquidation and to remove references to the Mutual Holding Company.  A copy of the amended and restated Charter, as approved by the Board of Directors of the Savings Bank, is attached hereto as Annex D and is a part of this Plan.

          No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Bank is not the surviving entity shall be considered a complete liquidation for this purpose.  In any such transaction, the obligation of the Savings Bank hereunder with respect to the Liquidation Account shall be assumed by the surviving entity and in any such transaction involving the Holding Company in which the Holding Company is not the surviving entity the Liquidation Account shall be assumed by the surviving entity, except to the extent otherwise approved by the OTS.

          The initial subaccount balance for a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder on the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders, as applicable, on the applicable date. If an account holder holds a Deposit Account on the Eligibility Record Date and a separate Deposit Account on the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date.  Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as follows: if the aggregate deposit balance in the Deposit

Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any December 31, commencing on or after the effective date of the Conversion and Reorganization, is less than (a) the aggregate deposit balance in such Deposit Account at the close of business on any other December 31 subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or (b) the Qualifying Deposits in such Deposit Account as of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance.  In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder will be reduced to zero if the account holder ceases to maintain a Deposit Account at the Savings Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or the Supplemental Eligibility Record Date.

          Subsequent to the completion of the Conversion and Reorganization, the Savings Bank may not declare or pay cash dividends on, or repurchase any of, its Capital Stock, if such dividend or repurchase would reduce the Savings Bank’s regulatory capital below the amount then required for the Liquidation Account otherwise, the existence of the Savings Bank’s obligation hereunder with respect to the Liquidation Account shall not operate to restrict the use or application of any of the capital accounts of the Savings Bank.  The Savings Bank shall not be required to set aside funds in connection with its obligation hereunder with respect to the Liquidation Account.  Eligible Account Holders and Supplemental Eligible Account Holders do not retain any voting rights in either the Holding Company or the Savings Bank based on their liquidation subaccounts.

          For purposes of this Section XIV, a Deposit Account includes a predecessor or successor account which is held by the holder of a Deposit Account with the same social security number.

XV.   Restrictions on Acquisition of Stock of the Holding Company

          A.          For a period of three years following completion of the Conversion and Reorganization, no Person may make directly, or indirectly, any offer to acquire or actually acquire Holding Company Common Stock if, after consummation of such acquisition, such person would be the beneficial owner of more than 10% of the Holding Company’s Common Stock, without the prior approval of the OTS.  However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent per annum of the shares outstanding.  Civil penalties may be imposed by the OTS for willful violation or assistance of any violation.  Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

          B.          The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the effective date of the Conversion and Reorganization, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company.  Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.  The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors, including a provision that no record owner of more than 10% of any class of equity security shall be entitled or permitted to any vote in respect of shares held in excess of 10%.

XVI.  Directors and Officers of the Savings Bank

          The Conversion and Reorganization are not intended to result in any change in the Directors or Officers.  Each person serving as a Director or Officer of the Holding Company or the Savings Bank at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of the Holding Company or the Savings Bank, as the case may be, for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Holding Company are set forth in the Plan of Merger included as Annex A hereto.  In connection with the Conversion and Reorganization, the Savings Bank and the Holding Company may enter into employment agreements and change of control agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVII. Executive Compensation

          A.          The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

          B.          Subsequent to the Conversion and Reorganization, the Holding Company and the Savings Bank are authorized to adopt executive compensation or other benefit programs, including but not limited to, compensation plans involving stock options, stock appreciation rights, restricted stock plans, employee recognition programs and similar plans, provided however that, with respect to any such plan implemented during the one-year period subsequent to the date of consummation of the Conversion and Reorganization, any such plan: (i) shall be disclosed in the proxy solicitation materials for the Special Meeting of Members and in the Registration Statement; (ii) in the case of stock option plans, shall have a total number of shares of common stock for which options may be granted of not more than 10% of the amount of shares issued in the Conversion; (iii) in the case of management or employee recognition or grant plans, shall have a total number of shares of common stock of not more than 4% of the amount of shares issued in the Conversion and Reorganization; (iv) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Holding Company Common Stock no earlier than six months following consummation of the Conversion and Reorganization; and (v) shall comply with all other applicable requirements of the OTS.

          C.          Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

          D.          The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their executive officers.

XVIII. Amendment or Termination of Plan

          If necessary or desirable, this Plan may be amended by a two-thirds vote of the Primary Parties’ Boards of Directors, at any time prior to submission of this Plan and proxy materials to the Members.  At any time after submission of this Plan and proxy materials to the Members, this Plan may be amended by a two-thirds vote of the Boards of Directors only with the concurrence of the OTS.  This Plan may be terminated by a two-thirds vote of the Boards of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS.  In its discretion, the Boards of Directors may modify or terminate this Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

          In the event that mandatory new regulations pertaining to conversions are adopted by the OTS prior to the completion of the Conversion and Reorganization, this Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members.  In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion and Reorganization contain optional provisions, this Plan may be amended to utilize such optional provisions at the discretion of the Boards of Directors without a resolicitation of proxies or another meeting of Members.

          By adoption of this Plan, the Members authorize the Boards of Directors to amend and/or terminate this Plan under the circumstances set forth above.

XIX.  Expenses of the Conversion and Reorganization

          The Primary Parties shall use their best efforts to assure that expenses incurred in connection with the Conversion and Reorganization shall be reasonable.

XX.    Contributions to Tax-Qualified Plans

          The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank or the Holding Company to fail to meet their regulatory capital requirements.

XXI.  Severability

          If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

XXII. Miscellaneous

          This Plan is to be governed by and construed in accordance with the laws of the United States.  All interpretations of this Plan and application of its provisions to particular circumstances shall be made by the Board of Directors of the Savings Bank and all such interpretations shall be final, subject to the authority of the Division and the OTS.  Neither the cover page nor the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Any reference to a Section or Paragraph shall refer to a Section or Paragraph of this Plan, unless otherwise stated.  Except for such rights as are set forth herein for Eligible Account Holders and Supplemental Eligible Account Holders, this Plan shall create no rights in any Person. The terms defined in this Plan have the meanings assigned to them in this Plan and include the plural as well as the singular, and words of any gender shall include each other gender where appropriate.

ANNEX A

Agreement and Plan of Merger
by and among First Financial Federal of Renton, Inc.
First Savings Bank of Renton and
Interim One Savings Bank

          This Agreement and Plan of Merger, dated as of ________ __, 2007, is made by and between First Financial Federal of Renton, Inc., a federal corporation (the “Mid-Tier Holding Company”), First Savings Bank of Renton, a Washington chartered savings bank (the “Savings Bank” or the “Surviving Corporation”), and Interim One Savings Bank, an interim federal savings bank (“Interim One”) (collectively, the “Constituent Corporations”).

WITNESSETH:

A.

WHEREAS, First Financial Holdings, MHC, a Washington-chartered mutual holding company, the Savings Bank and the Mid-Tier Holding Company have adopted a Plan of Conversion and Reorganization (the “Plan”) which will result in the elimination of First Financial Holdings, MHC, the creation of a new stock form holding company, First Financial Northwest, Inc., which will own all of the outstanding shares of the Savings Bank, and the issuance and sale of shares in First Financial Northwest to depositors of the Savings Bank and others in a stock offering (collectively, the “Conversion and Reorganization”); and

B.

WHEREAS, the Conversion and Reorganization will be accomplished through a series of substantially simultaneous and interdependent transactions as follows: (i) the Savings Bank will elect to be treated as a savings association pursuant to Section 10(1) of the Home Owners’ Loan Act and First Financial Holdings, MHC and the Mid-Tier Holding Company will convert to a Federal mutual holding company (“MHC”) and Federal mid-tier holding company, respectively, pursuant to interim mergers; (ii) the resulting Federal mid-tier holding company will convert to a federal interim stock savings institution and simultaneously merge with and into the Savings Bank with the Savings Bank as the survivor entity (the “Mid-Tier Holding Company Merger”), and the resulting Federal mutual holding company will convert from mutual form to a federal interim stock savings institution and simultaneously merge with and into the Savings Bank (the “MHC Merger”), pursuant to which MHC will cease to exist and the shares of the Mid-Tier Holding Company’s common stock held by MHC will be canceled; and (iii) a Washington chartered interim savings bank will be formed as a wholly owned subsidiary of the newly formed Washington corporation and then the Savings Bank and the newly formed Washington chartered interim savings bank will merge (the “Holding Company Merger”), pursuant to which the Savings Bank will become a wholly owned subsidiary of a newly formed stock corporation (the “Holding Company”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan; and

C.	WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Mid-Tier Holding Company Merger.

          NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

AGREEMENT

          1.          EFFECTIVE DATE.  The Mid-Tier Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Merger relating to the Mid-Tier Holding Company Merger by the Washington Secretary of State pursuant to Section 32.32.500 of the Revised Code of Washington, or any successor thereto (the “Effective Date”).

          2.          CONVERSION OF MID-TIER HOLDING COMPANY.  Immediately prior to the Mid-Tier Holding Company Merger, the Mid-Tier Holding Company will convert to Interim One, an interim federal savings bank.  In that conversion, all the outstanding shares of Mid-Tier Holding Company shall be shares of Interim One (“Interim One Shares”).

          3.          THE MID-TIER HOLDING COMPANY MERGER AND EFFECT THEREOF.   Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall convert to Interim One and simultaneously merge with and into the Savings Bank, which shall be the Surviving Corporation.  Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation, if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mid-Tier Holding Company Merger had not occurred.

          4.           COMMON STOCK OF THE SURVIVING CORPORATION; CANCELLATION AND TREATMENT OF INTERIM ONE SHARES.

          (a)        On the Effective Date, each Interim One Share held by the MHC, by virtue of the Mid-Tier Holding Company Merger, shall be exchanged for shares of the common stock of the Surviving Corporation.

          (b)        On the Effective Date, all shares of common stock of the Mid-Tier Holding Company shall be deemed to be extinguished in the Mid-Tier Holding Company Merger.

          5.          RIGHTS OF DISSENT AND APPRAISAL.   MHC, as the sole stockholder of Mid-Tier Holding Company common stock, shall not have any dissenter or appraisal rights in connection with the Mid-Tier Holding Company Merger and the Holding Company Merger.

          6.          NAME OF SURVIVING CORPORATION.  The name of the Surviving Corporation shall be “First Savings Bank of Renton.”

          7.          DEPOSITS.   All deposit accounts of the Savings Bank shall become the deposit accounts of the Surviving Corporation without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values, and the Surviving Corporation will continue to issue deposit accounts on the same basis as immediately prior to Effective Date.

          8.          DIRECTORS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight.  The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term that expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires

Victor Karpiak	2010
Robert L. Anderson	2010
Robert W. McLendon	2010
Joann E. Lee	2008
Gary F. Kohlwes	2008
Harry A. Blencoe	2009
Gerald Edlund	2009
Gary F. Faull	2009

The address of each director is 201Wells Avenue South, Renton, Washington 98057.

          9.          OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.  The officers of the Mid-Tier Holding Company shall become the officers of the Holding Company, and by participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of any employment or severance agreements between those officers and the Mid-Tier Holding Company.

          10.         OFFICES.  Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation.  As of the Effective Date, the home office of the Surviving Corporation shall remain at 201 Wells Avenue South, Renton, Washington 98057.

          11.         CHARTER AND BYLAWS.  On and after the Effective Date, the Charter of the Savings Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization.  On and after the Effective Date, the Bylaws of the Savings Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

          12.         SOLE STOCKHOLDER AND MEMBER APPROVALS.  The affirmative vote of the sole stockholder of Mid-Tier Holding Company common stock and of the Members of the MHC as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively.  The approval of the Mid-Tier Holding Company, as the sole stockholder of the Savings Bank, shall be required to approve the Mid-Tier Holding Company Merger, of which this Agreement and Plan of Merger is a part, on behalf of the Savings Bank.  The approval of the MHC, as the sole stockholder of the Mid-Tier Holding Company, shall be required to approve the Mid-Tier Holding Company Merger, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company.

          13.         DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

          14.         ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either the Holding Company or the Savings Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

          15.         AMENDMENTS.  This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

          16.         SUCCESSORS.  This Agreement shall be binding on the successors of the Constituent Corporations.

          17.         GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent superseded by the laws of the United States.

          IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	FIRST FINANCIAL FEDERAL OF RENTON, INC.

By:

Robert W. McLendon		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

Attest:	FIRST SAVINGS BANK OF RENTON

By:

Gary F. Kohlwes		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

Attest:	INTERIM ONE SAVINGS BANK

By:

Gary F. Kohlwes		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

ANNEX B

Agreement and Plan of Merger
by and among First Financial Federal Holdings, MHC,
First Savings Bank of Renton and
Interim Two Savings Bank

          This Agreement and Plan of Merger, dated as of ________, 2007, is made by and between First Financial Federal Holdings, MHC (the “MHC”), a federal mutual holding company, First Savings Bank of Renton (the “Savings Bank” or the “Surviving Corporation”), a Washington chartered savings bank, and Interim Two Savings Bank, an interim federal savings bank (“Interim Two”) (collectively, the “Constituent Corporations”).

WITNESSETH:

A.

WHEREAS, First Financial Holdings, MHC, a Washington-chartered mutual holding company, the Savings Bank and First Financial of Renton, Inc. have adopted a Plan of Conversion and Reorganization (the “Plan”) which will result in the elimination of First Financial Holdings, MHC, the creation of a new stock form holding company, First Financial Northwest, Inc. which will own all of the outstanding shares of the Savings Bank, and the issuance and sale of shares in First Financial Northwest to depositors of the Savings Bank and others in a stock offering (collectively, the “Conversion and Reorganization”); and

B.

WHEREAS, the Conversion and Reorganization will be accomplished through a series of substantially simultaneous and interdependent transactions as follows: (i) the Savings Bank will elect to be treated as a savings association pursuant to Section 10(1) of the Home Owners’ Loan Act and First Financial Holdings, MHC and First Financial of Renton will convert to a Federal mutual holding company and Federal mid-tier holding company, respectively, pursuant to interim mergers; (ii) the resulting Federal mid-tier holding company will convert to a federal interim stock savings institution and simultaneously merge with and into the Savings Bank with the Savings Bank as the survivor entity (the “Mid-Tier Holding Company Merger”), and  the resulting Federal mutual holding company will convert from mutual form to a federal interim stock savings institution and simultaneously merge with and into the Savings Bank (the “MHC Merger”), pursuant to which MHC will cease to exist and the shares of First Financial of Renton’s common stock held by MHC will be canceled; and (iii) a Washington chartered interim savings bank will be formed as a wholly owned subsidiary of the newly formed Washington corporation and then the Savings Bank and the newly formed Washington chartered interim savings bank will merge (the “Holding Company Merger”), pursuant to which the Savings Bank will become a wholly owned subsidiary of a newly formed stock corporation (the “Holding Company”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan; and

C.	WHEREAS, the MHC Merger will be effected after the Mid-Tier Holding Company Merger; and

D.	WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger.

          NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

AGREEMENT

          1.          EFFECTIVE DATE.   The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Merger relating to the MHC Merger by the Washington Secretary of State pursuant to Section 32.32.500 of the Revised Code of Washington, or any successor thereto (the “Effective Date”).

          2.          CONVERSION OF MHC.  Immediately prior to the MHC Merger, the MHC will convert to Interim Two, an interim federal savings bank.  In that conversion, all the shares of the Savings Bank held by the MHC will be held by Interim Two.

          3.          THE MHC MERGER AND EFFECT THEREOF.   Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a interim federal stock savings bank and simultaneously merge with and into the Savings Bank, which shall be the Surviving Corporation.  Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation, if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

          4.           COMMON STOCK OF THE SAVING ASSOCIATION; CANCELLATION OF MEMBERS’ INTERESTS IN THE MHC; ESTABLISHMENT OF LIQUIDATION ACCOUNT.

          (a)        On the Effective Date, each share of common stock, $1.00 par value per share, of the Savings Bank issued and outstanding immediately before the Effective Date and held by the MHC, by virtue of the MHC Merger, shall be cancelled in exchange for the interests granted to Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account as provided for in the Plan.

          (b)        On the Effective Date, the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC’s conversion from mutual to stock form in Conversion and Reorganization (“Members”) shall, by virtue of the MHC Merger, and without any action on the part of any Member, be canceled.

          5.          RIGHTS OF DISSENT AND APPRAISAL ABSENT.  Holders of Mid-Tier Holding Company common stock shall not have any dissenter or appraisal rights in connection with the MHC Merger.

          6.          NAME OF SURVIVING CORPORATION.   The name of the Surviving Corporation shall be “First Savings Bank of Renton.”

          7.          DEPOSITS.   All deposit accounts of the Savings Bank shall become the deposit accounts of the Surviving Corporation without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values, and the Surviving Corporation will continue to issue deposit accounts on the same basis as immediately prior to Effective Date.

          8.          DIRECTORS OF THE SURVIVING CORPORATION.   Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight.  The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires

Victor Karpiak	2010
Robert L. Anderson	2010
Robert W. McLendon	2010
Joann E. Lee	2008
Gary F. Kohlwes	2008
Harry A. Blencoe	2009
Gerald Edlund	2009
Gary F. Faull	2009

The address of each director is 201 Wells Avenue South, Renton, Washington 98057.

          9.          OFFICERS OF THE SURVIVING CORPORATION.  Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

          10.        OFFICES.  Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation.  As of the Effective Date, the home office of the Surviving Corporation shall remain at 201 Wells Avenue South, Renton, Washington 98057.

          11.        CHARTER AND BYLAWS.  On and after the Effective Date, the Charter of the Savings Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization.  On and after the Effective Date, the Bylaws of the Savings Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

          12.        STOCKHOLDER AND MEMBER APPROVALS.  The affirmative vote of the sole stockholder of Mid-Tier Holding Company common stock and the affirmative vote of the Members of MHC as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively.  The approval of the Mid-Tier Holding Company, as the sole stockholder of the Savings Bank before the Mid-Tier Holding Company Merger, and the MHC, as the sole stockholder of the Savings Bank after the Mid-Tier Holding Company Merger, shall be required to approve the Mid-Tier Holding Company Merger, on behalf of the Savings Bank.

          13.        DIRECTOR APPROVAL.  At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

          14.        ABANDONMENT OF PLAN.  This Agreement and Plan of Merger may be abandoned by either the MHC or the Savings Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

          15.        AMENDMENTS.  This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

          16.        SUCCESSORS.  This Agreement shall be binding on the successors of the Constituent Corporations.

          17.        GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent superseded by the laws of the United States.

          IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	FIRST FINANCIAL FEDERAL HOLDINGS, MHC

By:

Gerald Edlund		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

Attest:	FIRST SAVINGS BANK OF RENTON

By:

Gary F. Kohlwes		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

Attest:	INTERIM TWO SAVINGS BANK

By:

Gary F. Kohlwes		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

ANNEX C

Agreement and Plan of Merger
by and among First Savings Bank of Renton,
First Financial Northwest, Inc., and
Renton Interim Three Savings Bank

          This Agreement and Plan of Merger, dated as of ________, 2007, is made by and among First Savings Bank of Renton (the “Savings Bank” or the “Surviving Corporation”), a federal savings bank; First Financial Northwest, Inc., a Washington corporation (the “Holding Company”), and Renton Interim Three Savings Bank (“Interim Three”), an interim Washington-chartered savings bank organized under Title 32 of the Revised Code of Washington (“RCW”) (collectively, the “Constituent Corporations”).

WITNESSETH:

A.

WHEREAS, First Financial Holdings, MHC, a Washington-chartered mutual holding company, the Savings Bank and First Financial of Renton, Inc. have adopted a Plan of Conversion and Reorganization (the “Plan”) which will result in the elimination of First Financial Holdings, MHC, the creation of a new stock form holding company, First Financial Northwest, Inc. which will own all of the outstanding shares of the Savings Bank, and the issuance and sale of shares in First Financial Northwest to depositors of the Savings Bank and others in a stock offering (the “Conversion and Reorganization”); and

B.

WHEREAS, the Conversion and Reorganization will be accomplished through a series of substantially simultaneous and interdependent transactions as follows: (i) the Savings Bank will elect to be treated as a savings association pursuant to Section 10(1) of the Home Owners’ Loan Act and First Financial Holdings, MHC and First Financial of Renton will convert to a Federal mutual holding company (“MHC”) and Federal mid-tier holding company, respectively, pursuant to interim mergers; (ii) the resulting Federal mid-tier holding company will convert to a federal interim stock savings institution and simultaneously merge with and into the Savings Bank with the Savings Bank as the survivor entity (the “Mid-Tier Holding Company Merger”), and  the resulting Federal mutual holding company will convert from mutual form to a federal interim stock savings institution and simultaneously merge with and into the Savings Bank (the “MHC Merger”), pursuant to which MHC will cease to exist and the shares of First Financial of Renton’s common stock held by MHC will be canceled; and (iii) a Washington chartered interim savings bank will be formed as a wholly owned subsidiary of the newly formed Washington corporation and then the Savings Bank and the newly formed Washington chartered interim savings bank will merge (the “Holding Company Merger”), pursuant to which the Savings Bank will become a wholly owned subsidiary of a newly formed stock corporation (the “Holding Company”); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan; and

C.

WHEREAS, the Savings Bank will reorganize into the stock holding company structure by causing the Holding Company to become the sole stockholder of Interim Three and then merging Interim Three with and into the Savings Bank in the “Holding Company Merger”; and

D.	WHEREAS, the Holding Company is being organized by the officers of the Savings Bank as a Washington corporation to effect the Conversion and Reorganization; and

E.

WHEREAS, Interim Three is being organized by the officers of the Savings Bank as a Washington interim savings bank with the Holding Company as its sole stockholder to effect the Holding Company Merger; and

F.	WHEREAS, the Holding Company Merger will be effected after the Mid-Tier Holding Company Merger and MHC Merger; and

G.	WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Holding Company Merger.

          NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

AGREEMENT

          1.          EFFECTIVE DATE.  The Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Merger relating to the Holding Company Merger by the Washington Secretary of State pursuant to Section 32.32.500 of the Revised Code of Washington, or any successor thereto (the “Effective Date”).

          2.          THE MERGER AND EFFECT THEREOF.  Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan, and the expiration of all applicable waiting periods, Interim Three shall merge with and into the Savings Bank, with the Savings Bank as the Surviving Corporation.  Upon consummation of the Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.  In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Savings Bank, if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Holding Company Merger had not occurred.

          3.           CONVERSION OF MINORITY STOCKHOLDERS’ INTEREST INTO HOLDING COMPANY COMMON STOCK; COMMON STOCK OF THE SURVIVING CORPORATION.

          (a)          On the Effective Date:

(i)

each share of Holding Company common stock held by the Savings Bank immediately before the Effective Date, if any, shall, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, be canceled; and

(ii)

100% of the shares of common stock, par value $1.00 per share, of Interim Three issued and outstanding immediately before the Effective Date, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, shall be the common stock of the Surviving Corporation and be held by the Holding Company.

          (b)          In accordance with the Plan and this Section 3, the Holding Company agrees (i) to issue shares of Holding Company common stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company common stock upon the effectiveness of the Holding Company Merger.

          (c)          Notwithstanding any other provision hereof, no fractional shares of Holding Company common stock shall be issued to holders of Mid-Tier Holding Company common stock.  In lieu thereof, the holder of shares of Mid-Tier Holding Company common stock entitled to a fraction of a share of Holding Company common stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company common stock by the Actual Purchase Price, as defined in the Plan.  No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

          4.          RIGHTS OF DISSENT AND APPRAISAL.   Holders of Mid-Tier Holding Company common stock shall not have any dissenter or appraisal rights in connection with the Holding Company Merger and the Mid-Tier Holding Company Merger, or any successor thereto.

          5.          NAME OF SURVIVING CORPORATION.   The name of the Surviving Corporation shall be “First Savings Bank of Renton.”

          6.          DIRECTORS OF THE SURVIVING CORPORATION.   Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be eight.  The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below.  Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires

Victor Karpiak	2010
Robert L. Anderson	2010
Robert W. McLendon	2010
Joann E. Lee	2008
Gary F. Kohlwes	2008
Harry A. Blencoe	2009
Gerald Edlund	2009
Gary F. Faull	2009

The address of each director is 201 Wells Avenue South, Renton, Washington 98057.

          7.          OFFICERS OF THE SURVIVING CORPORATION.   Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.  As of the Effective Date, the Holding Company adopts any employment or severance agreements between those officers and the Mid-Tier Holding Company officers as agreements between those officers and the Holding Company.

          8.          OFFICES.   Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation.  As of the Effective Date, the home office of the Surviving Corporation shall remain at 201 Wells Avenue South, Renton, Washington 98057.

          9.          CHARTER AND BYLAWS.   On and after the Effective Date, the Charter and Bylaws of the Savings Bank as in effect immediately before the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

          10.        SAVINGS ACCOUNTS.   Upon the Effective Date, any savings accounts of Interim Three, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

          11.        STOCKHOLDER AND MEMBER APPROVALS.  The affirmative vote of the sole stockholder of Mid-Tier Holding Company common stock and the affirmative vote of the Members of MHC as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively.  The approval of the Mid-Tier Holding Company, as the sole stockholder of the Savings Bank before the Mid-

Tier Holding Company Merger, and the MHC, as the sole stockholder of the Savings Bank after the Mid-Tier Holding Company Merger, shall be required to approve the Mid-Tier Holding Company Merger, on behalf of the Savings Bank.

          12.        DIRECTOR APPROVAL.   At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

          13.        REGISTRATION; OTHER APPROVALS.   In addition to the approvals set forth in Sections 1, 11 and 12 hereof and in the Plan of Conversion and Reorganization, the obligations of the parties hereto to consummate the Holding Company Merger shall be subject to the Holding Company common stock to be issued hereunder in exchange for Mid-Tier Holding Company common stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

          14.        ABANDONMENT OF PLAN.   This Agreement and Plan of Merger may be abandoned by either the Constituent Corporations at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

          15.        AMENDMENTS.   This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

          16.        SUCCESSORS.   This Agreement and Plan of Merger shall be binding on the successors of the parties hereto.

          17.        GOVERNING LAW.  This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent superseded by the laws of the United States.

          IN WITNESS WHEREOF, the Constituent Corporations hereto have caused this Plan of Merger to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:	FIRST FINANCIAL NORTHWEST, INC.

By:

Robert W. McLendon		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

Attest:	FIRST SAVINGS BANK OF RENTON

By:

Gary F. Kohlwes		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

Attest:	RENTON INTERIM THREE SAVINGS BANK

By:

Gary F. Kohlwes		Victor Karpiak
Corporate Secretary		President and Chief Executive Officer

ANNEX D

AMENDED AND RESTATED CHARTER AND CERTIFICATE OF INCORPORATION
OF
FIRST SAVINGS BANK NORTHWEST

          The following shall constitute the Amended and Restated Charter and Certificate of Incorporation of First Savings Bank Northwest, as defined under Title 32 of the Revised Code of Washington (hereinafter the “RCW”).

ARTICLE I
Name

          The name of the savings bank is First Savings Bank Northwest (hereinafter the “savings bank”).

ARTICLE II
Office

          The principal office of the savings bank shall be located at 201 Wells Avenue South, in the City of Renton and the County of King, State of Washington.

ARTICLE III
Duration

          The duration of the savings bank is perpetual.

ARTICLE IV
Purpose and Powers

          The nature of the business and the objects and purposes to be transacted, promoted or carried on by the savings bank are to engage in any lawful act of business for which savings banks may be organized under the laws of the State of Washington as now in existence or as such laws may hereafter be amended, or as may be preempted by Federal law.

ARTICLE V
Capital Stock

          The total number of shares of all classes of capital stock which the savings bank has authority to issue is 10,000, of which 9,000 shall be common stock of par value of $1.00 per share, and of which 1,000 shall be preferred stock of par value of $1.00 per share.  The shares may be issued from time to time as authorized by the Board of Directors without further approval of the stockholders, except to the extent that such approval is required by governing law, rule or regulation.  The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share.  Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank.  The consideration for the shares shall be cash, tangible or intangible property, labor, or services actually performed for the savings bank, or any combination of the foregoing.  In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the savings bank, shall be conclusive.  Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.  Upon authorization by its Board of Directors, the savings bank may issue its own shares in exchange for or in conversion of its outstanding shares or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration.

          Nothing contained in this Article V shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, with no cumulative voting in the election of directors.

          A description of the different classes and series (if any) of the savings bank’s capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series (if any) of capital stock are as follows:

          A.          Common Stock.  Except as provided in this Article V, the holders of the common stock shall exclusively possess all voting power.  Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

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          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

          In the event of any liquidation, dissolution or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after:  (i) payment or provision for payment of the savings bank’s debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having  preference over the common stock in the liquidation, dissolution or winding up of the savings bank.  Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

          B.          Preferred Stock.  The Board of Directors of the savings bank is authorized by resolution or resolutions from time to time adopted to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

          (a)  The distinctive serial designation and the number of shares constituting such series;

          (b)  The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c)  The voting powers, full or limited, if any, of shares of such series;

          (d)  Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e)  The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the savings bank;

          (f)  Whether the shares or such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g)  Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the savings bank, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h)  The price or other consideration for which the shares of such series shall be issued; and

          (i)  Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

          Each share of each series preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

ARTICLE VI
Preemptive Rights

          Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

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ARTICLE VII
Directors

          The savings bank shall be under the direction of a Board of Directors.  The number of directors shall be as stated in the savings bank’s Bylaws, but in no event shall be fewer than five (5) nor more than fifteen (15).

ARTICLE VIII
Directors

          The name, occupation and residential addresses of each persons who shall serve as the Board of Directors of the savings bank are as follows:

NAME	OCCUPATION	ADDRESS

Victor Karpiak	Chairman of the Board. President, Chief Executive Officer and Chief Financial Officer	201 Wells Avenue Renton, Washington 98057

Dr. Gary F. Kohlwes	Retired Superintendent of Renton Public Schools	201 Wells Avenue South Renton, Washington 98057

Harry A. Blencoe	Retired Banker	201 Wells Avenue South Renton, Washington 98057

Robert L. Anderson	Retired Attorney	201 Wells Avenue South. Renton, Washington 98057

Gerald Edlund	President, Edlund Associates, Inc. Landscape Architects	201 Wells Avenue South Renton, Washington 98057

Robert W. McLendon	President, McLendon Hardware, Inc.	201 Wells Avenue South Renton, Washington 98057

Gary F. Faull	Attorney, Gary F. Faull Law Office	201 Wells Avenue South Renton, Washington 98057

Joann E. Lee	Certified Public Accountant Joann Lee & Associates CPAs	201 Wells Avenue South Renton, Washington 98057

ARTICLE IX
Removal of Directors

          Notwithstanding any other provisions of these Articles of Incorporation or the savings bank’s Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, these amended and restated charter and certificate of incorporation or the savings bank’s Bylaws), any director or the entire Board of Directors may be removed at any time, but only by the affirmative vote of the holders of a majority of the total votes eligible to be cast at a legal meeting called expressly for such purpose.

ARTICLE X
Registered Office and Agent

          The registered office of the savings bank shall be located at 201 Wells Avenue South, Renton, Washington.  The registered agent of the savings bank at such address shall be Victor Karpiak.

ARTICLE XI
Indemnification of Directors, Officers and Employees

          Any person against whom any action is brought or threatened by reason of the fact that such person is or was a director, officer or employee of this savings bank shall be indemnified by the savings bank to the fullest extent authorized by Washington law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the savings bank to provide broader indemnification rights than permitted

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prior thereto), for any amount for which such person becomes liable by reason of any judgment in such action; reasonable costs and expenses, including reasonable attorney’s fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action, and reasonable costs and expenses, including reasonable attorney’s fees, actually paid or incurred in any action to enforce his rights under this Article XI that results in a final judgment in favor of such person.  However, even if the proceedings do not result in a final judgment on the merits in favor of the director, officer or employee, the Board of Directors may make the indemnification provided in the preceding sentence, provided that a majority of disinterested directors determine that such director or officer was acting in good faith within the scope of his employment or authority as he could reasonable have perceived it under the circumstances and for purposes he could reasonable have believed under the circumstances were in the best interests of this savings bank or its stockholders.  If a majority of the directors concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XI, the directors may authorize payment of reasonable costs and expenses, including reasonable attorney’s fees, arising from the defense or settlement of such action; provided, however, that before making advance payment of expenses under this Article XI, the savings bank shall obtain an agreement that the savings bank will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.  The Board of Directors may authorize the obtaining of insurance to protect against such losses.

          The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. Notwithstanding any other provisions contained herein, this Amended and Restated Charter and Certificate of Incorporation is subject to the requirements and limitations set forth in state and federal laws, rules, regulations, or orders regarding indemnification and prepayment of legal expenses, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations or any successor regulations thereto.

ARTICLE XII
Limitation of Directors’ Liability

          To the fullest extent permitted by Washington law, as it now exists or may hereafter be amended, a director of this savings bank shall not be personally liable to the savings bank or its stockholders for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating Chapter 23B.08.310 of the RCW regarding unlawful distributions; or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.  An amendment or repeal of this Article XII shall not adversely affect any right or protection of a director of the savings bank existing at the time of such amendment or repeal.

ARTICLE XIII
Amendment of Charter

          No amendment to these amended and restated charter and certificate of incorporation shall be made unless such is first approved by a majority of the directors of the savings bank and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a lawful meeting.  All amendments to these amended and restated charter and certificate of incorporation shall be subject to the approval of the Director of Banks, State of Washington.

ARTICLE XIV
Assets, Liabilities and Capital

          The savings bank’s total assets, total liabilities and total capital as of September 30, 2007 was $______, $_________ and $___________, respectively.

ARTICLE XV
Liquidation Account

          Pursuant to the requirements of RCW 32.32.090 and the Office of Thrift Supervision’s ‘s Regulations (12 C.F.R.  Subchapter D), the savings bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of June 30,2005 and June 30, 2007.  In the event of a complete liquidation of the savings bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the savings bank’s eligible savers’ inchoate interest in the liquidation account, to the extent it is still in existence:  Provided, that an eligible savers’ inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the savings bank’s shareholders.

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ARTICLE XVI
Declaration of Signers

          Each of the undersigned hereby declares that he will accept the responsibilities and faithfully discharge the duties of a Director of the savings bank, and that he is free from all disqualifications specified in the RCW applicable to savings banks.

*     *     *

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          Executed this ______ day of _______________, 2007

Harry A. Blencoe	Victor Karpiak
Director	Chairman of the Board President, Chief Executive Officer, Chief Financial Officer and Director

Dr. Gary F. Kohlwes	Joann E, Lee
Director	Director

Robert L. Anderson	Gerald Edlund
Director	Director

Robert W. McLendon	Gary F. Faull
Director	Director

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